Exhibit 99.1

Xponential Fitness, Inc. Appoints Lily Yang to its Board of Directors

IRVINE Calif., June 17, 2025 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or “the Company), one of the leading global franchisors of boutique health and wellness brands, today announced that Lily Yang has been appointed to the Company’s Board of Directors (“the Board”), effective June 16, 2025. Ms. Yang will also serve as Chair of the Audit Committee.

Mark Grabowski, Chairman of the Board of Xponential, said, “We are excited to welcome Lily to Xponential’s Board of Directors. Lily has extensive leadership experience in senior finance and accounting positions at companies in technology, healthcare, and other high growth industries. Notably, she played an integral role in taking Pinterest public while serving as Chief Accounting Officer during its 2019 IPO, and now holds the position of Chief Financial Officer at Strava. We are confident that her deep financial expertise and strategic insight will be of significant value to the Board as we continue to advance Xponential’s strategic initiatives.”

Ms. Yang said, “It is a privilege to join the Board of Xponential, and I look forward to working alongside my fellow directors to support the Company’s continued success. I was especially drawn to Xponential’s franchisee first focus and mission to bring the talents, assets, and capabilities that franchise brands need to grow successfully. I am eager to contribute a different perspective to the Board as we oversee the Company’s strategic initiatives and growth strategy.”

Ms. Yang has nearly 30 years of experience in diverse organizations across technology, healthcare, and other high growth industries. Ms. Yang is the Chief Financial Officer at Strava, Inc. Previously, Ms. Yang was the Chief Accounting Officer at Pinterest, Inc., where she was instrumental in taking the company from late stage private to public in 2019. Prior to that, she served as Vice President of Finance and Accounting at Medivation, where she was tasked with driving strategic growth and expansion before the company was acquired by Pfizer. Ms. Yang also worked at Gilead Sciences, finishing her tenure as Vice President and Corporate Controller. Ms. Yang holds a BS in Accounting and Managerial Information Systems from Boston University and is a Certified Public Accountant (inactive).

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of eight brands spanning modalities including Pilates, indoor cycling, barre, stretching, boxing, strength training, metabolic health, and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 30 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand by number of locations in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; Rumble, a boxing-inspired full body workout; BFT, a functional training and strength-based program; and Lindora, a provider of medically guided wellness and metabolic health solutions. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, but are not limited to, changes to the Company’s Board of Directors, and the ability to execute on our business strategies and strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: the outcome of ongoing and any future government investigations and litigation to which we are subject; our ability to retain key senior management and key employees; our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; geopolitical uncertainty, including the impact of the presidential administration in the U.S.; trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2024, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

(310) 829-5400